Exhibit 10.18

SECURITIES PURCHASE AND LOAN REPAYMENT AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), entered into this 14th day of April 2022, by and between Actelis Networks Inc., at 47800 Westinghouse Drive, Fremont, CA 94539 (the “Company”) and Mr. Tuvia Barlev (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the Stockholder is the record and beneficial owner of 67,718,071 shares of Common Stock, $0.000001 par value per share of the outstanding capital stock of the Company;

WHEREAS, the Stockholder holds a Promissory Note (the “Note”) dated February 20, 2015 which as of the date of this agreement sums to $126,023 owed by the Stockholder to the Company;

WHEREAS, the Stockholder desires to transfer 1,274,173 shares of the Company (the “Securities”) for a purchase price equal to $0.0989 per share for an aggregate purchase consideration of $126,023 (the “Purchase Consideration”); and

WHEREAS, the Company desires to acquire from the Stockholder and the Stockholder desires to transfer to the Company, all upon the terms and subject to the conditions set forth in this Agreement, all (and not less than all) of the Securities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1. PURCHASE AND TRANSFER OF THE SECURITIES

1.1 Securities Purchase. Subject to the terms and conditions of this Agreement, on April 15, 2022 (the “Closing Date”), the Company shall acquire from the Stockholder, and the Stockholder shall transfer to the Company, all (and not less than all) of the Securities, for the Purchase Consideration provided for in Section 1.2 below.

1.2 Purchase Consideration. In lieu of paying the Purchase Consideration for the Securities in cash, the Purchase Consideration will be used to repay in full the outstanding loan amount and accrued interest owed to the Company by the Stockholder and the loan shall be deemed terminated as of the date hereof.

1.3 Closing Deliveries. At the Closing, the following shall take place:

(a) the Stockholder shall deliver to the Company, the certificate(s) representing all of the Securities, duly endorsed for transfer or accompanied by deed of transfer executed in blank for transfer;

(b) the Company shall erase the outstanding loan amount owed by the Stockholder to the Company; and

(c) the Company shall register the transfer of the securities on its stock ledger.

2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

In connection with the transfer of the Securities to the Company, the Stockholder hereby represents and warrants to the Company as follows:

2.1 Title to the Securities. The Stockholder is the valid and lawful record and beneficial owner of all of the Securities, all of which Securities have been duly authorized and validly issued and is fully paid and non-assessable, and is free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever (except any restrictions which may be created by operation of state or federal securities laws). On the Closing Date, the Company shall receive from the Stockholder good, valid and marketable title to all of the Securities, free and clear of all pledges, liens, claims, charges, options, calls, encumbrances, restrictions and assessments whatsoever.

2.2 Valid and Binding Agreement; No Breach.

(a) The Stockholder has full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement, when executed and delivered by the Stockholder, constitutes and will constitute the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

(b) Neither the execution and delivery of this Agreement or the by the Stockholder, nor compliance with the terms and provisions of this Agreement on the part of the Stockholder, will: (i) violate any statute or regulation of any governmental authority, domestic or foreign, affecting either Company or the Stockholder; (ii) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency, or any other person; or (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or other agreement or instrument to which either Company or the Stockholder is a party, or by which either Company or the Stockholder is bound, or constitute a default thereunder.

2.3 Equity Ownership.

(a) There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or calls, demands or commitments obligating the Stockholder to transfer any shares of the capital stock of the Company.

(b) There are no actions, suits or proceedings pending or threatened against or affecting the Stockholder that involve or relate to the Securities.

3. REPRESENTATIONS AND WARRANTIES OF THE BUYER

In connection with the Company’s acquisition of the Securities from the Stockholder, the Company hereby represents and warrants to the Stockholder as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware, with all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.2 Valid and Binding Agreement. This Agreement constitutes and will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Company in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws affecting creditors’ rights generally, and except that the remedy of specific performance or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

3.3 No Breach of Statute or Contract. Neither the execution and delivery of this Agreement by the Company, nor compliance with the terms and provisions of this Agreement on the part of the Company, will: (a) violate any statute or regulation of any governmental authority, domestic or foreign, affecting the Company; or (b) require the issuance of any authorization, license, consent or approval of any federal or state governmental agency.

4. POST-CLOSING EVENTS

4.1 Further Assurances. From time to time from and after the Closing Date, the parties will execute and deliver to each other any and all further agreements, instruments, certificates and other documents as may reasonably be requested by the other party in order more fully to consummate the transactions contemplated hereby, including but not limited to those documents required to be signed by the Stockholder in order to transfer the Securities into the name of the Company as required by the Company’s transfer agent.

5. FORM OF AGREEMENT

5.1 Effect of Headings. The Section headings used in this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of the provisions hereof.

5.2 Entire Agreement; Waivers. This Agreement and the other agreements and instruments referred to herein constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior agreements or understandings as to such subject matter. No party hereto has made any representation or warranty or given any covenant to the other except as set forth in this Agreement, and the other agreements and instruments referred to herein. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

5.3 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

6. PARTIES; NOTICE

6.1 Parties in Interest. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

6.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the day after the delivery thereof to a recognized overnight courier service for next-day delivery with all charges prepaid or billed to the account of the sender, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the address on the first page of this agreement or to such other address as either party shall have specified by notice in writing given to the other party.

7. MISCELLANEOUS

7.1 Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in writing and signed by or on behalf of the party to be charged therewith.

7.2 Non-Assignability; Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties hereunder, shall be assignable by any party hereto without the prior written consent of all other parties hereto, except that the Company may, without the consent of the Stockholder, at any time and from time to time upon or after the Closing, assign as collateral to the Company’s lenders or other financing institutions any or all of the Company’s rights to indemnification under this Agreement. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

7.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of New York including the conflict of laws provisions. The parties hereto hereby consent to the jurisdiction of all courts of New York, as well as to the jurisdiction of all courts from which an appeal may be properly taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, or any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of the parties' obligations hereunder or thereunder. The parties hereto hereby expressly waive any and all objections which they may have as to venue in any of such courts.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

Company:		Actelis Networks Inc.

	By:	/s/ Yoav Efron
Name:
Title:

Stockholder:

	By:	/s/ Tuvia Barlev
Name: Tuvia Barlev

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